SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 17, 2008
FIDELITY SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	No. 000-22374	No. 58-1416811

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305

(Address of principal executive offices)
(404) 639-6500

Registrant’s telephone number, including area code
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On December 19, 2008, as part of the U.S. Department of the Treasury (the “Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Fidelity Southern Corporation (the “Company”) entered into a Letter Agreement (“Letter Agreement”) and a Securities Purchase Agreement — Standard Terms attached thereto (“Securities Purchase Agreement”) with the Treasury, pursuant to which the Company agreed to issue and sell, and the Treasury agreed to purchase (i) 48,200 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share, and (ii) a ten-year warrant (the “Warrant”) to purchase up to 2,295,238 shares of the Company’s common stock, no par value (“Common Stock”), at an exercise price of $3.19 per share, for an aggregate purchase price of $48.2 million in cash.
     This transaction closed on December 19, 2008 (the “Closing Date”). The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.
     The Preferred Shares will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. The Preferred Shares have no maturity date and rank senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.
     For three years following the Closing Date, the Company may redeem the Preferred Shares only from the sale or sales of qualifying equity securities of the Company (a “Qualified Equity Offering”) resulting in the aggregate of not less than 25% of the Treasury’s purchase price ($12.05 million). A “Qualified Equity Offering” is defined as the sale for cash by the Company, after the Closing Date, of shares of preferred stock or common stock that qualify as Tier 1 capital of the Company under the capital guidelines of the Company’s federal banking agency. After three years following the Closing Date, the Company may redeem the Preferred Shares in whole or in part at any time, or from time to time. All redemptions are subject to the approval of the Board of Governors of the Federal Reserve System.
     The Treasury may not transfer a portion of the Warrant with respect to, or exercise the Warrant for more than, one-half of the 2,295,238 shares of Common Stock issuable upon exercise of the Warrant until the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $48.2 million from one or more Qualified Equity Offerings and (ii) December 31, 2009. In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that results in the Company receiving aggregate gross proceeds of not less than $48.2 million, then the number of shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant.
     The Securities Purchase Agreement, pursuant to which the Preferred Shares and the Warrant were sold, contains limitations on the payment of dividends on common stock, junior preferred shares, and on other preferred shares. The ability to repurchase common stock, junior preferred shares, or other preferred shares is also restricted under the Securities Purchase Agreement.
     The Securities Purchase Agreement also subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”). As a condition to the closing of the transaction, each of Messrs. James B. Miller, H. Palmer Proctor, Stephen H. Brolly, and David Buchanan, the Company’s senior executive officers (as defined in the Securities Purchase Agreement) (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to compensation or benefits arrangements that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program and acknowledging that the regulation may require modification of the compensation, bonus, incentive, and other benefit plans, arrangements, and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into a senior executive officer agreement (“Senior Executive Officer

Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary during the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Securities Purchase Agreement or the Warrant, to comply with Section 111(b) of the EESA.
     The Securities Purchase Agreement and all related documents may be amended unilaterally by the Treasury to the extent required to comply with any changes in applicable federal statutes after the execution thereof.
     The Warrant provides that if the Company does not obtain shareholder approval allowing the full exercise of the Warrant for Common Stock within 18 months of the issue date of the Warrant, the Treasury may cause the Company to exchange all or a portion of the Warrant for an alternative economic interest in the Company.
     Copies of the Letter Agreement (including the Securities Purchase Agreement), the form of Certificate for the Series A Preferred Stock, the form of Warrant, the Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of the Preferred Shares, the form of Waiver executed by the Senior Executive Officers, the form of the Senior Executive Officer Agreement executed by the Senior Executive Officers, and the Press Release announcing the completion of the transactions described above are included as exhibits to this Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02	Unregistered Sales of Equity Securities
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 17, 2008, the Company filed with the State of Georgia Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of the Preferred Shares. A copy of the Articles of Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

No.	Description
3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation

4.1	Form of Certificate for the Series A Preferred Stock

4.2	Warrant to Purchase up to 2,295,238 shares of Common Stock, dated December 19, 2008

10.1
Letter Agreement, dated December 19, 2008, including Securities Purchase Agreement — Standard Terms, incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Form of Waiver

10.3	Form of Senior Executive Officer Agreement

99.1	Press Release
     The information furnished in the attached Press Release (Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY SOUTHERN CORPORATION
By:	/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer

December 19, 2008

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